UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 5, 2014

LINEAR TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-14864	94-2778785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1630 McCarthy Boulevard

Milpitas,  California 95035

(Address of principal executive offices, including zip code)

(408) 432-1900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  Submission of Matters to a Vote of Security Holders.

At the 2014 Annual Meeting of Stockholders of the Company, held on November  5, 2014, in Milpitas, California, the stockholders elected members of the Company’s Board of Directors; held an advisory vote on Executive Compensation; ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm; approved the Executive Bonus Plan; and voted on the Non-Binding Stockholder Proposal regarding Director Election Majority Vote Standard.

(1)	The vote for nominated directors was as follows:

NOMINEE	FOR	WITHHELD	ABSTAIN	BROKER NON-VOTES
Robert H. Swanson, Jr.	188,491,423	5,899,711	410,453	21,154,449
Lothar Maier	192,045,196	2,342,213	414,178	21,154,449
Arthur C. Agnos	192,409,542	1,838,223	553,822	21,154,449
John J. Gordon	192,495,907	1,756,981	548,699	21,154,449
David S. Lee	173,197,094	21,148,633	455,860	21,154,449
Richard M. Moley	190,012,139	4,335,136	454,312	21,154,449
Thomas S. Volpe	191,470,433	2,889,167	441,987	21,154,449

(2)	The vote with respect to the advisory vote on Executive Compensation was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
172,946,717	21,259,220	595,650	21,154,449

(3)	The vote to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2015 was as follows:

FOR	AGAINST	ABSTAIN
214,280,941	1,076,316	598,779

(4)	The vote to adopt the Company’s Executive Bonus Plan was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
191,989,187	2,241,873	570,527	21,154,449

(5)	The vote with respect to the Non-Binding Stockholder Proposal regarding Director Election Majority Vote Standard was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
96,988,205	97,259,899	553,483	21,154,449

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINEAR TECHNOLOGY CORPORATION
(Registrant)

Date:	November 7, 2014
		By:	/s/ Paul Coghlan
Paul Coghlan
Vice President, Finance and Chief Financial Officer